UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(ZipCode)

Registrant's telephone number, including area code: (941) 953-9035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President of IMT Ltd.

On February 16, 2017, xG Technology, Inc., a Delaware corporation (the “Company”),  appointed James Walton as the new President of IMT Ltd., the new entity created by the acquisition of the Vislink Communication Systems division (“VCS”) by the Company earlier this month (the “Vislink Acquisition”), effective immediately. Mr. Walton will oversee and assume responsibility for management of all the Company’s operations outside of the Americas.

James Walton, 37, had been with VCS since 2012, originally serving as Chief Financial Officer, becoming Chief Operating Officer in January 2015 and then Chief Executive Officer in July 2016. Prior to VCS, Mr. Walton was employed at Atex Group Limited, a private equity-backed software company, serving as Assistant Group Financial Controller from May 2007 to November 2008, Group Financial Controller from November 2008 to August 2011, and Vice President and Global Finance Director from August 2011 to October 2012. From February 2006 to May 2007, Mr. Walton was employed at Hutchinson 3G UK Limited, a cellular network provider in Europe. From February 2005 to February 2006, Mr. Walton served as Assistant Manager at KPMG, a large accounting and auditing firm. Mr. Walton earned a bachelor’s degree in biochemistry from Newcastle University in 2001, and has been a member of the Institute of Chartered Accountants in England and Wales (ICAEW) since 2004.

Employment Agreement with Mr. Walton

Following the Vislink Acquisition, the Company assumed all of the rights and obligations of Mr. Walton’s Service Agreement with Vislink International Limited, dated October 19, 2015 (the “Employment Agreement”). The Employment Agreement provides for an indefinite term unless terminated by Mr. Walton or the Company.

Pursuant to the terms of the Employment Agreement, the Company will pay Mr. Walton an annual base salary, which currently is £160,000, subject to annual review. Mr. Walton is eligible for a targeted cash bonus based upon various performance standards. Mr. Walton is also entitled to reimbursement for certain work-related expenses incurred by him, as well as certain insurance benefits.

The Employment Agreement may be terminated either by him or by the Company upon the delivery of six months’ prior written notice. The Company may terminate Mr. Walton’s employment for cause or without cause with prior written notice, or upon the payment of certain compensation by the Company to Mr. Walton in lieu of prior written notice.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Walton.

Related Party Transactions

There are no related party transactions reportable under item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On February 21, 2017, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Walton as the new President of IMT Ltd. A copy of the Press Release is attached hereto as exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Service Agreement between James Walton and Vislink International Limited, dated October 19, 2015.
Exhibit 99.1	Press Release of xG Technology, Inc., dated February 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2017		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer